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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to incorporation by reference in the Registration Statement
(Form S-8 No. 333-35774) pertaining to the PRAECIS PHARMACEUTICALS INCORPORATED Second Amended and Restated 1995 Stock Plan and Employee Stock Purchase Plan, of our report dated January 24, 2002, with respect to the consolidated financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in its Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 28, 2002